Exhibit 99.1

For immediate release	November 10, 2021

Crown Crafts Reports Fiscal 2022 Second Quarter Results

●	Net sales excluding Carousel Designs up 9.8% year-to-date
●	Board declares a special dividend of $0.35 per share in addition to a quarterly dividend of $0.08 per share

Gonzales, Louisiana – Crown Crafts, Inc. (NASDAQ-CM: CRWS) (the “Company”) today reported results for the second quarter of fiscal year 2022, which ended September 26, 2021.

“We are extremely proud of our team’s accomplishments through the first half of this fiscal year,” said E. Randall Chestnut, Chairman and Chief Executive Officer. “Despite labor shortages, shipment delays and rising costs, along with the inconvenience of having to close our main office for several weeks because of damage from Hurricane Ida, management has done an outstanding job working through these challenges to produce solid results.”

“Our continuing operations have remained strong, and we have taken several actions to strengthen our business for both the short and the long term,” said Olivia Elliott, President and Chief Operating Officer. “For example, we implemented a new system to streamline our warehouse operations in Compton, California, and we are constantly working to control expenses and pass along increasing costs whenever we can.”

Financial Results

Net income for the second quarter of fiscal 2022 was $2.4 million, or $0.24 per diluted share, on net sales of $20.2 million, compared with net income of $2.5 million, or $0.24 per diluted share, on net sales of $21.7 million for the second quarter of fiscal 2021. Gross profit for the current-year quarter was 30.0% of net sales, down from 32.8% of net sales in the prior-year quarter. The current-year quarter included net sales and net income of $8,000 and $7,000, respectively, associated with the Carousel Designs business, which ceased operations in May 2021. The prior-year quarter included net sales and net income of $1.5 million and $97,000, respectively, associated with Carousel.

Excluding the impact of Carousel from both quarters, current-year net sales, gross margin percentage, net income and diluted earnings per share would have been $20.2 million, 30.2%, $2.4 million and $0.24, respectively, compared to prior-year net sales, gross margin percentage, net income and diluted earnings per share of $20.2 million, 32.1%, $2.4 million and $0.23, respectively.

For the six-month fiscal period, net income was $5.1 million, or $0.50 per diluted share, on net sales of $38.9 million, compared with net income of $3.7 million, or $0.36 per diluted share, on net sales of $37.9 million for the first six months of fiscal 2021. Current-year net income was impacted favorably by a pre- and post-tax $1,985,000 gain on extinguishment of debt related to the forgiveness of the Company’s Paycheck Protection Program Loan (the “PPP Loan”). The current year also included net sales and a net loss of $639,000 and $795,000, respectively, associated with Carousel, while the prior year included net sales and net income of $3.0 million and $72,000, respectively, associated with Carousel.

Excluding the impact of the PPP Loan and Carousel from both quarters, current-year net sales, gross margin percentage, net income and diluted earnings per share would have been $38.3 million, 29.8%, $3.9 million and $0.38, respectively, compared to prior-year net sales, gross margin percentage, net income and diluted earnings per share of $34.9 million, 31.3%, $3.6 million and $0.36, respectively.

Board Declares Special and Quarterly Cash Dividends

The Company also announced that its Board of Directors declared a special cash dividend on the Company’s Series A common stock of $0.35 per share, along with a quarterly cash dividend of $0.08 per share. Both dividends will be paid on December 31, 2021 to stockholders of record at the close of business on December 10, 2021. “In challenging times like these, the commitment of our Board and management team to deliver consistent returns to shareholders is more important than ever. By declaring these dividends, our Board recognizes the outstanding efforts of the entire Crown Crafts team to manage through this difficult environment and maintain our position to generate long-term value,” Chestnut said. “Upon payment of the special and quarterly dividends, Crown Crafts will have distributed more than $52.9 million in total dividends to its shareholders since 2010,” he continued.

Conference Call

The Company will host a teleconference today at 1:00 p.m. Central Standard Time to discuss the Company’s results, during which interested individuals will be given the opportunity to ask appropriate questions. To join the teleconference, dial (844) 861-5504 and ask to be joined into the Crown Crafts, Inc. call. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company’s website. A telephone replay of the teleconference will be available one hour after the end of the call through 4:00 p.m. Central Standard Time on February 8, 2022. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations and refer to conference number 10161702.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products. Founded in 1957, Crown Crafts is one of America’s largest producers of infant bedding, toddler bedding, bibs and developmental toys. The Company operates through its two wholly-owned subsidiaries, NoJo Baby & Kids, Inc. and Sassy Baby, Inc., which market a variety of infant, toddler and juvenile products under Company-owned trademarks, as well as licensed collections and exclusive private label programs. Sales are made directly to retailers such as mass merchants, large chain stores and juvenile specialty stores. For more information, visit the Company’s website at www.crowncrafts.com.

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the Company’s ability to successfully integrate newly acquired businesses, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

Craig J. Demarest

Vice President and Chief Financial Officer

(225) 647-9118

cdemarest@crowncrafts.com

CROWN CRAFTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

SELECTED FINANCIAL DATA

In thousands, except percentages and per share data

(Unaudited)

	Three-Month Periods Ended		Six-Month Periods Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
Net sales	$20,220	$21,659	$38,932	$37,864
Gross profit	6,068	7,094	10,724	12,117
Gross profit percentage	30.0%	32.8%	27.5%	32.0%
Income from operations	2,904	3,292	4,194	4,935
Gain on extinguishment of debt	-	-	1,985	-
Income before income tax expense	2,978	3,290	6,252	4,930
Income tax expense	592	803	1,201	1,228
Net income	2,386	2,487	5,051	3,702
Basic and diluted earnings per share	$0.24	$0.24	$0.50	$0.36

Weighted Average Shares Outstanding:
Basic	10,053	10,208	10,028	10,189
Diluted	10,094	10,214	10,071	10,193

CONSOLIDATED BALANCE SHEETS

SELECTED FINANCIAL DATA

In thousands

	September 26, 2021
	(Unaudited)	March 28, 2021
Cash and cash equivalents	$1,904	$613
Accounts receivable, net of allowances	18,485	19,338
Inventories	24,234	20,335
Total current assets	45,339	41,470
Operating lease right of use assets	3,249	4,068
Finite-lived intangible assets - net	2,904	3,163
Goodwill	7,125	7,125
Total assets	$60,576	$58,082

Total current liabilities	12,542	12,946
Operating lease liabilities, noncurrent	1,733	2,641

Shareholders’ equity	45,600	41,865
Total liabilities and shareholders’ equity	$60,576	$58,082